UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 17, 2006
ONYX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
As disclosed previously in a Form 8-K filed by Onyx Pharmaceuticals, Inc. (“we” or “us”) on September 29, 2006, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth’), pursuant to which we may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell Azimuth shares of our common stock. On November 20, 2006, we expect to settle with Azimuth on the purchase of 2,229,543 shares of our common stock under the Purchase Agreement at an aggregate purchase price of $40,000,000. We will receive an estimated net proceeds from the sale of these shares of approximately $39,675,000 after deducting our estimated offering expenses. In connection with this sale, we are filing, as Exhibit 5.1 hereto, an opinion of our counsel, Cooley Godward Kronish LLP.
The foregoing description is qualified in its entirety by reference to the Purchase Agreement, dated as of September 29, 2006, by and between Azimuth and us, which was filed as an exhibit to the September 29, 2006 Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     5.1 Opinion of Cooley Godward Kronish LLP, dated November 17, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: November 17, 2006	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS
     5.1 Opinion of Cooley Godward Kronish LLP, dated November 17, 2006.